Exhibit 21 - Subsidiaries of the Registrant

Subsidiaries                                              State of Incorporation
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Quad City Bank and Trust Company                                  Iowa
Quad City Bancard, Inc.                                         Delaware
Quad City Holdings Capital Trust I                              Delaware